Exhibit 99.2- Form 4 Joint Filer Information

Name: Bedford Oak Advisors, LLC

Address: 100 South Bedford Road, Mt. Kisco NY 10549

Designated Filer: Harvey P. Eisen

Issuer & Ticker Symbol: National Patent Development Corporation (OTC BB: NPDV)

Date of Event Requiring Statement: June 15, 2010

Name: Bedford Oak Capital, L.P.

Address: 100 South Bedford Road, Mt. Kisco NY 10549

Designated Filer: Harvey P. Eisen

Issuer & Ticker Symbol: National Patent Development Corporation (OTC BB: NPDV)

Date of Event Requiring Statement: June 15, 2010